  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

HYDRA INDUSTRIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 West 57th Street, Suite 2223 New York, NY	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 565-3861

Not Applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On August 17, 2015, Jeffrey Lipkin resigned as the Executive Vice President, Chief Financial Officer and Chief Operating Officer of Hydra Industries Acquisition Corp. (the “Company”) to pursue other professional interests. Mr. Lipkin will continue to act in the capacity of an advisor to the Company and its board of directors. In connection with his resignation, Mr. Lipkin waived his right to acquire 450,000 warrants from A. Lorne Weil, the Company’s Chairman and Chief Executive Officer.

(c)           On August 17, 2015, the Company appointed George Peng as the Executive Vice President and Chief Financial Officer of the Company.

George Peng, 45, has been a principal of Hydra Management since October 2014. Previously, Mr. Peng was an employee of Highpoint Associates, a firm that served as a consultant to Scientific Games Corporation, from May 2013 to April 2014, where he assisted in its integration of the acquisition of WMS Industries. Previously, from July 2001 to May 2013 Mr. Peng was a consultant primarily focused on financial planning and analysis for various industries, including retail and financial services. Previously, from June 2000 to May 2001, he was Chief Financial Officer of Girlshop, Inc., a privately-held internet apparel retailer. Previously, from August 1998 to March 2000, he was an Associate in the Investment Banking division of Credit Suisse, focusing on private equity, high yield, and leveraged lending. Mr. Peng holds a B.A. in Economics from the University of Michigan, Ann Arbor, as well as an M.B.A. with a concentration in Finance from the Anderson School at UCLA. Mr. Peng became a CFA charterholder in 2006.

There are no arrangements or understandings between Mr. Peng and any other persons pursuant to which Mr. Peng was appointed as an officer of the Company. In addition, there are no family relationship between Mr. Peng and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, since the inception of the Company, there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Peng had or will have a direct or indirect material interest, and there are currently no such proposed transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2015

HYDRA INDUSTRIES ACQUISITION CORP.

By:	/s/ Martin E. Schloss
Name: Martin E. Schloss
Title: Executive Vice President, General Counsel and Secretary